Exhibit 10(zz)

BANK OF AMERICA CORPORATION

EQUITY INCENTIVE PLAN

Amended and Restated Effective as of January 1, 2008

1.	Purpose:

The Corporation established this Plan effective January 1, 2002 for the purpose of determining for certain key associates the portion of incentive compensation to be awarded in the form of Restricted Stock Shares or Restricted Stock Units under the Stock Plan. By awarding a portion of a key associate’s incentive compensation in the form of Restricted Stock Shares or Restricted Stock Units which become earned and payable over time, the Corporation intends to induce the associate to remain employed by the Corporation and its Subsidiaries and to further align the interests of the associate with the Corporation’s stockholders. This amendment and restatement of the Plan is effective for awards granted after December 31, 2008.

2.	Definitions:

For purposes of the Plan, the following terms shall have the following meanings

“Associate” means a common law employee of the Corporation or one of its Subsidiaries who is identified as an employee in the personnel records of the Corporation or the applicable Subsidiary.

“Cause” shall be defined as that term is defined in an Associate’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means a termination of an Associate’s employment with the Corporation and its Subsidiaries if it occurs in conjunction with a determination by the Associate’s employer that the Associate has (i) committed an act of fraud or dishonesty in the course of the Associate’s employment; (ii) been convicted of (or plead no contest with respect to) a crime constituting a felony; (iii) committed an act or omission which causes the Associate or the Corporation or its Subsidiaries to be in violation of federal or state securities laws, rules or regulations, and/or the rules of any exchange or association of which the Corporation or its Subsidiaries is a member, including statutory disqualification; (iv) failed to perform the Associate’s job function(s), which the employer views as being material to the Associate’s position and the overall business of the Corporation and its Subsidiaries under circumstances where such failure is detrimental to the Corporation or any Subsidiary; (v) materially breached any written policy applicable to Associates including, but not limited to, the Bank of America Corporation Code of Ethics and General Policy on Insider Trading; or (vi) made an unauthorized disclosure of any confidential or proprietary information of the Corporation or its Subsidiaries or has committed any other material violation of the Corporation’s written policy regarding Confidential and Proprietary Information.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

“Common Stock” means the common stock of the Corporation.

“Competition” means, with respect to an Associate, the Associate being engaged, directly or indirectly, whether as a shareholder, partner, owner, director, officer, employee, consultant, agent, or otherwise, with a business entity that is designated by the Corporation as a “Competitive Business” as of the date of the Associate’s termination of employment with the Corporation and its Subsidiaries. The Corporation shall communicate such list to each affected Associate.

“Corporation” means Bank of America Corporation, and its successors and assigns.

“Covered Associate” means an Associate who is employed in either (i) job band 1 or 2, (ii) a legacy Global Corporate and Investment Banking Group business unit or GCIB Risk (excluding Global Commercial Banking Risk Management and Credit Services), (iii) the Corporation’s Global Wealth and Investment Management Group or (iv) any other group of Associates as the Plan Administrator may determine from time to time; provided, however, that (i) an Associate shall not be a Covered Associate for a Plan Year unless the Associate satisfies any other eligibility requirements set forth on the applicable Schedule attached to the Plan and (ii) the term “Covered Associate” shall not include any “Insider” or “Named Executive Officer” as defined under the Stock Plan; and provided, further, however, that for purposes of the Special Award, “Covered Associate” means any “Key Associate” as defined under the Stock Plan. The Plan Administrator shall make all determinations as to whether an Associate is a Covered Associate for a Plan Year. In that regard, the Plan Administrator in its sole and exclusive discretion may determine to exclude an Associate (or group of Associates) from being considered a Covered Associate with respect to a Covered Incentive at any time prior to the applicable Grant Date. Notwithstanding any provision herein to the contrary, a Covered Associate shall not include any Associate eligible to participate in the Columbia Management Group Mutual Fund Units Plan.

“Covered Incentive” means, with respect to a Covered Associate, any incentive award determined pursuant to any incentive compensation plan of the Corporation approved for purposes of this Plan by the Plan Administrator. Covered Incentives may be determined annually, quarterly, or on such other basis as provided by the applicable plan. Notwithstanding the foregoing, to the extent permitted by applicable law, no amount shall be considered a Covered Incentive that is payable after the date of the Covered Associate’s termination of employment with Corporation and its Subsidiaries (including without limitation any amounts constituting severance payments).

“Effective Date” means the effective date of the Plan: January 1, 2002.

“Fair Market Value” of a share of Common Stock means the closing price on the relevant date of a share of Common Stock as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no shares were publicly traded on that day, the immediately preceding day that shares were so traded) published in The Wall Street Journal (Eastern Edition) or in any other publication selected by the Plan Administrator; provided, however, that if the shares are misquoted or omitted by the selected publication(s), the Plan Administrator shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.

“Global Compensation, Benefits and HR Services Executive” means the Global Compensation, Benefits and HR Services Executive of the Corporation, or the individual serving in the functionally equivalent position if applicable from time to time (or any permitted delegate pursuant to Section 3).

“Grant Date” means the date that Restricted Stock Shares or Restricted Stock Units are awarded to a Covered Associate pursuant to the Plan for Covered Incentives earned for a calendar year, which date shall be February 15 of the following calendar year, or if that February 15 is not a business day, the next preceding business day.

“Plan Administrator” means the Global Compensation, Benefits and HR Services Executive.

“Principal Amount” means the portion of a Covered Associate’s Covered Incentive to be awarded as Restricted Stock Shares or Restricted Stock Units as determined under Section 4 below and the applicable schedule attached to the Plan.

“Restricted Stock Share” means a share of “Restricted Stock” awarded under, and within the meaning of, the Stock Plan.

“Restricted Stock Unit” means a “Restricted Stock Unit” awarded under, and within the meaning of, the Stock Plan.

“Retirement” means, for an Associate working outside the United States (other than a United States Associate on global assignment), an Associate’s termination of employment with the Corporation and its Subsidiaries (other than due to the Associate’s death or disability but excluding for Cause) as of the date of the Associate’s eligibility for retirement under the local program.

“Rule of 60” means, for an Associate working in the United States or a United States Associate on global assignment, as of the date of the Associate’s termination of employment with the Corporation and its Subsidiaries the Associate has (i) completed at least ten (10) years of “Vesting Service” under the tax-qualified Pension Plan sponsored by the Corporation in which the Associate participates and (ii) attained a combined age and years of “Vesting Service” equal to at least sixty (60).

“Special Award” means an award of Restricted Stock Shares or Restricted Stock Units under the Special Award Addendum attached to the Plan.

“Stock Plan” means the Bank of America Corporation 2003 Key Associate Stock Plan, as the same may be in effect from time to time, or any successor plan thereto.

“Subsidiary” means a “Subsidiary” as defined under the Stock Plan.

3.	Administration:

The Plan Administrator shall be responsible for administering the Plan. The Plan Administrator shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Plan Administrator shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Plan Administrator shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Plan Administrator may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Plan Administrator may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Plan Administrator upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

4.	Operation:

This Plan shall apply to any Covered Incentive of a Covered Associate determined for performance periods beginning on or after the Effective Date. For any such Covered Incentive, a portion shall be awarded in cash and a portion shall be awarded as Restricted Stock Shares or Restricted Stock Units on the applicable Grant Date and earned over time thereafter in accordance with the following provisions:

(a)	The Plan Administrator shall determine from time to time whether awards to particular Covered Associates or groups of Covered Associates under the Plan shall be in the form of Restricted Stock Shares or Restricted Stock Units.

(b)	The Principal Amount for a Covered Associate to be awarded as Restricted Stock Shares or Restricted Stock Units shall be determined pursuant to the applicable schedule attached hereto. The Plan Administrator shall make all determinations as to which schedule applies to a particular Covered Associate with respect to any Covered Incentive (for example, in connection with a Covered Associate who transfers jobs among business units covered by different schedules).

(c)	For purposes of applying the applicable Principal Amount schedules to Covered Incentives determined more frequently than annually, the following provisions shall apply:

(i)	the amount of all such Covered Incentives for a calendar year shall be aggregated for purposes of applying the Principal Amount formula under the applicable schedule for that calendar year;

(ii)	the Plan Administrator shall determine the appropriate methodology for accruing a portion of each such Covered Incentive within the calendar year for purposes of applying the applicable Principal Amount formula at the end of the calendar year; and

(iii)	if the Covered Associate terminates employment with the Corporation and its Subsidiaries prior to the applicable Grant Date, any such amounts that were previously accrued during the calendar year shall be paid to the Covered Associate in cash (less applicable payroll and withholding taxes) as soon as administratively practicable after termination of employment, except that in the case of termination by the Covered Associate’s employer for Cause or termination by the Covered Associate (other than Retirement), such accruals shall be forfeited as of the date of termination.

(d)	The number of Restricted Stock Shares or Restricted Stock Units to be awarded to a Covered Associate shall equal the applicable Principal Amount determined under subparagraph (b) above divided by the average Fair Market Value of a share of Common Stock for the five consecutive trading days ending on the applicable Grant Date.

(e)	The number of Restricted Stock Units determined in accordance with subparagraph (d) above shall be awarded under the Stock Plan to the Covered Associate and evidenced by an award agreement. Subject to the determination of the Plan Administrator, the award agreement shall include the following provisions:

(i)	Unless otherwise provided by the award agreement, the Restricted Stock Units shall be earned and payable in three equal annual installments beginning on the first anniversary of the Grant Date.

(ii)	Any unearned Restricted Stock Units shall become earned immediately upon the Covered Associate’s death, “Disability” (as defined under the Stock Plan), or termination of employment by the Corporation and its Subsidiaries without Cause (including, but not limited to, termination due to workforce reduction, job elimination or divestiture). For a Covered Associate working outside the United States, any unearned Restricted Stock Units shall also become earned immediately upon (x) the Covered Associate’s Retirement (for a Covered Associate working outside the United States other than a United States Associate on global assignment) or (y) termination of employment by the Covered Associate after having met the Rule of 60 (for a Covered Associate who is a United States Associate on global assignment).

(iii)	Any unearned Restricted Stock Units shall be immediately forfeited as of the employment termination date in the event of either (A) termination of employment by the Covered Associate’s employer for Cause or (B) termination of employment by the Covered Associate prior to (x) the Covered Associate having met the Rule of 60 (for a Covered Associate working in the United States or a United States Associate on global assignment) or (y) the Covered Associate’s eligibility for Retirement (for a Covered Associate working outside the United States other than a United States Associate on global assignment).

(iv)	Except in the case of termination of employment due to death, to the extent that Restricted Stock Units become earned as described in this subsection (e), they shall become payable as follows unless otherwise provided by the award agreement: (A) to a Covered Associate working inside the United States who has met the Rule of 60 (or will meet the Rule of 60 prior to the third anniversary of the Grant Date), in accordance with the schedule set forth in Section 4(e)(i) above and (B) to a Covered Associate working inside the United States who has not met the Rule of 60 (and will not meet the Rule of 60 prior to the third anniversary of the Grant Date), as soon as administratively possible following termination of employment. To the extent that Restricted Stock Units become earned as a result of a termination of employment due to death, they shall become payable as soon as administratively possible following termination of employment.

(v)	For a Covered Associate working inside the United States, in the event of termination of employment by the Covered Associate after the Covered Associate has met the Rule of 60, any unearned Restricted Stock Units shall continue to become earned and payable in accordance with the schedule described in subparagraph (i) above, provided that (A) the Covered Associate does not engage in Competition during such period and (B) prior to each scheduled payment date, the Covered Associate provides the Corporation with a written certification that the Covered Associate has not engaged in Competition. To be effective, such certification must be provided on such form, at such time and pursuant to such procedures as the Plan Administrator shall establish from time to time. If the Corporation determines in its reasonable business judgment that the Covered Associate has failed to satisfy either of the foregoing requirements, then any unearned Restricted Stock Units shall be immediately forfeited as of the date of such determination. In addition, from time to time after having attained the Rule of 60, the Corporation may require the Covered Associate to further certify that the Covered Associate is not engaging in Competition, and if the Covered Associate fails to fully cooperate with any such requirement the Corporation may determine that the Covered Associate is engaging in Competition.

(vi)	Restricted Stock Units shall include dividend equivalents providing economic rights substantially similar to cash dividends on Restricted Stock Shares as set forth in the applicable award agreement.

(f)	The number of Restricted Stock Shares determined in accordance with subparagraph (d) above shall be awarded under the Stock Plan to the Covered Associate and evidenced by an award agreement. Subject to the determination of the Plan Administrator, the award agreement shall include the following provisions:

(i)	Unless otherwise provided by the award agreement, the Restricted Stock Shares shall be earned and payable in three equal annual installments beginning on the first anniversary of the Grant Date.

(ii)	Any unearned Restricted Stock Shares shall become earned and payable immediately upon the Covered Associate’s death, “Disability” (as defined under the Stock Plan), or termination of employment by the Corporation and its Subsidiaries without Cause (including, but not limited to, termination due to workforce reduction, job elimination or divestiture).

(iii)	Any unearned Restricted Stock Shares shall be immediately forfeited as of the employment termination date in the event of either (A) termination of employment by the Covered Associate’s employer for Cause or (B) termination of employment by the Covered Associate.

(iv)	Cash dividends on unearned Restricted Stock Shares shall either be payable to the Covered Associate as soon as administratively practicable following the applicable dividend payment date or shall be accrued and payable as the award becomes earned and payable, as set forth in the applicable award agreement.

(g)	For a Covered Associate working inside the United States, if and to the extent Restricted Stock Units become earned and payable, they shall be paid to the Covered Associate by delivery of one (1) share of Common Stock for each Restricted Stock Unit. For a Covered Associate working outside the United States, if and to the extent Restricted Stock Units become earned and payable, they shall be payable in either shares of Common Stock or cash as provided in the applicable award agreement.

(h)	Notwithstanding any provision herein to the contrary, for awards of Restricted Stock Shares or Restricted Stock Units to Covered Associates working outside the United States, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which Covered Associates covered by the Plan are located, the Plan Administrator shall have the power and authority to (i) determine which Covered Associates working outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of awards of Restricted Stock Shares or Restricted Stock Units made to such Covered Associates and (iii) establish subplans and modified terms and procedures to the extent such actions may be necessary or advisable.

(i)	Notwithstanding any provision herein to the contrary, the Plan Administrator may modify the percentages set forth in the schedules referenced in subparagraph (b) above or modify the definition of Covered Incentive for a Covered Associate or group of Covered Associates for a given period of time.

(j)	The Plan Administrator shall determine from time to time if, and to what extent, the portion of a Covered Incentive awarded as Restricted Stock Shares or

Restricted Stock Units under the Plan shall be taken into account under the other benefit plans of the Corporation and its Subsidiaries.

(k)	Notwithstanding any provision herein to the contrary, the Plan Administrator may determine from time to time that awards to particular Covered Associates or groups of Covered Associates under the Plan shall be in the form of long-term cash awards or other long-term equity awards in lieu of Restricted Stock Shares and Restricted Stock Units with such vesting and other terms and conditions as set forth in the applicable award agreement.

(l)	All awards of Restricted Stock Shares or Restricted Stock Units under the Plan shall be subject to approval by the Compensation Committee of the Board of Directors of the Corporation to the extent required by the Stock Plan.

5.	Amendment, Modification and Termination of the Plan:

The Plan Administrator shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that no such amendment or termination shall adversely affect any award of Restricted Stock Shares or Restricted Stock Units granted before the effective date of such amendment or termination without the consent of the affected Covered Associate.

6.	Applicable Law:

The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware.

7.	Miscellaneous:

A Covered Associate’s rights and interests under the Plan may not be assigned or transferred by the Covered Associate. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Covered Associate. The Plan shall be binding on the Corporation and any successor in interest of the Corporation. The Plan is intended to comply with Code Section 409A, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Corporation reserves the right to amend the Plan or any award granted pursuant to the Plan, without the consent of any affected Covered Associate, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A and the regulations promulgated thereunder.

IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Corporation.

BANK OF AMERICA CORPORATION

By:	/s/ Mark S. Behnke
Mark S. Behnke Global Compensation, Benefits and HR Services Executive

BANK OF AMERICA CORPORATION

EQUITY INCENTIVE PLAN

SCHEDULE 1

Principal Amount for Job Bands 1 and 2 and

Global Wealth and Investment Management Group Associates

This Schedule applies to an Associate who, for a Plan Year, is employed in either (i) job band 1 or 2 (including an Associate who is employed in job band 1 or 2 in a business unit otherwise covered by Schedule 2) or (ii) the Global Wealth and Investment-Management Group, and who receives a Covered Incentive award for the Plan Year of at least $100,000. The Principal Amount for such a Covered Associate shall equal the sum of (A) 10% of the portion of the Covered Incentive that is less than or equal to $250,000, (B) 20% of the portion of the Covered Incentive that is greater than $250,000 but less than $500,000, (C) 30% of the portion of the Covered Incentive that is greater than or equal to $500,000 but less than $1,000,000, and (D) 35% of the portion of the Covered Incentive that is greater than or equal to $1,000,000. Notwithstanding the foregoing, for select band 1 associates designated as “key employees” for a Plan Year, the Principal Amount shall include 75% of the portion of the Covered Incentive that is greater than $5,000,000.

BANK OF AMERICA CORPORATION

EQUITY INCENTIVE PLAN

SCHEDULE 2

Principal Amount for GCIB

The Principal Amount for a Covered Associate who is employed in a legacy Global Corporate and Investment Banking Group business unit or GCIB Risk (excluding Global Commercial Banking Risk Management and Credit Services), in either case who is not in job band 1 or 2, shall equal the sum of (A) 20% of the portion of the Covered Incentive that is greater than $250,000 but less than $500,000, (B) 30% of the portion of the Covered Incentive that is greater than or equal to $500,000 but less than $1,000,000, and (C) 35% of the portion of the Covered Incentive that is greater than or equal to $1,000,000. Notwithstanding the foregoing, for a Covered Incentive for a Plan Year that is greater than $250,000 but less than $275,000, the Principal Amount shall be $5,000.

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BANK OF AMERICA CORPORATION

EQUITY INCENTIVE PLAN

SPECIAL AWARD ADDENDUM

This Special Award Addendum (the “Addendum”) shall apply to any Covered Incentive of a Covered Associate determined for performance periods beginning on or after January 1, 2008, other than the portion of any such Covered Incentive that is a Principal Amount for purposes of Section 4 of the Plan.

Notwithstanding any provisions of the Plan to the contrary, for any Covered Incentive subject to this Addendum, the Plan Administrator may determine, in its sole and exclusive discretion, to award all or any portion of such Covered Incentive in the form of an award of Restricted Stock Shares or Restricted Stock Units (any such award, a “Special Award”).

Each Special Award shall be subject to the following provisions:

(a)	If and to the extent that the Plan Administrator determines to award all or a portion of the Covered Incentive in the form of a Special Award, the whole number of Restricted Stock Shares or Restricted Stock Units constituting such Special Award shall be determined by dividing the dollar value of the portion of the Covered Incentive to be delivered in the form of a Special Award by the average Fair Market Value of a share of Common Stock for the five consecutive trading days ending on the applicable Grant Date.

(b)	The Plan Administrator, in its sole and exclusive discretion, shall determine (1) whether a Special Award shall be in the form of Restricted Stock Shares or Restricted Stock Units, (2) whether the number of shares subject to the Special Award shall be increased by a ratio (i.e., a “premium”) and if so the amount of the ratio, and (3) all of the other terms and conditions of the Special Award, including without limitation all vesting and forfeiture provisions and the treatment of dividends or dividend equivalents prior to vesting.

(c)	Any Special Award shall be made under and in accordance with the terms of the Stock Plan shall be evidenced by an appropriate award agreement and except to the extent expressly provided otherwise in the award agreement shall be subject to the terms of the Plan.

(d)	Notwithstanding any provision herein to the contrary, the Plan Administrator may determine from time to time that Special Awards to particular Covered Associates or groups of Covered Associates under the Plan shall be in the form of long-term cash awards or other long-term equity awards in lieu of Restricted Stock Shares and Restricted Stock Units with such vesting and other terms and conditions as set forth in the applicable award agreement.

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